ITEM 77M(1)

Dreyfus Research Growth Fund, Inc.

Registration No. 811-1899

Sub-Item 77M and 77Q1(g)

During the reporting period ended February 29, 2012, Dreyfus Research Growth Fund, Inc. (the “Acquiring Fund”), was the surviving entity of a reorganization with Dreyfus Alpha Growth Fund (the “Acquired Fund”), a series of Dreyfus Manager Funds I.

On April 7, 2011, the Boards of Dreyfus Research Growth Fund, Inc. and the Acquired Fund considered the reorganization and approved an Agreement and Plan of Reorganization (the “Plan”) providing for the transfer of all assets, subject to liabilities, of the Acquired Fund in exchange for the Acquiring Fund’s shares having an aggregate net asset value of the Acquired Fund’s shares as described below (the “Reorganization”).

At a Special Meeting of Shareholders of the Acquired Fund held on December 9, 2011, shareholders of the Acquired Fund voted to approve the Plan with respect to their Fund. The votes of the Acquiring Fund’s shareholders were not solicited since their approval or consent was not required for the Reorganization.

After the close of business on January 12, 2012, the Reorganization of the Acquired Fund was consummated with respect to its Plan. Holders of Class A, Class C and Class I shares of the Acquired Fund received Class A, Class C and Class I shares of the Acquiring Fund (with holders of Class B shares of the Acquired Fund receiving Class A shares of the Acquiring Fund), respectively, in each case in an amount equal to the aggregate net asset value of their respective investment in the Acquired Fund at the time of the Reorganization. The Acquired Fund distributed such Acquiring Fund shares among its respective shareholders, and thereafter was terminated as a series of Dreyfus Manger Funds I.

A copy of the Plan was filed on April 21, 2011 as part of the Acquiring Fund’s Registration Statement under the Securities Act of 1933, as amended, on Form N-14.

ITEM 77M(2)

Dreyfus Research Growth Fund, Inc.

Registration No. 811-1899

Sub-Item 77M and 77Q1(g)

During the reporting period ended February 29, 2012, Dreyfus Research Growth Fund, Inc. (the “Acquiring Fund”), was the surviving entity of a reorganization with Dreyfus Research Core Fund (the “Acquired Fund”), a series of Dreyfus Manager Funds I.

On April 7, 2011, the Boards of Dreyfus Research Growth Fund, Inc. and the Acquired Fund considered the reorganization and approved an Agreement and Plan of Reorganization (the “Plan”) providing for the transfer of all assets, subject to liabilities, of the Acquired Fund in exchange for the Acquiring Fund’s shares having an aggregate net asset value of the Acquired Fund’s shares as described below (the “Reorganization”).

At a Special Meeting of Shareholders of the Acquired Fund held on December 9, 2011, shareholders of the Acquired Fund voted to approve the Plan with respect to their Fund. The votes of the Acquiring Fund’s shareholders were not solicited since their approval or consent was not required for the Reorganization.

After the close of business on January 11, 2012, the Reorganization of the Acquired Fund was consummated with respect to its Plan. Holders of Class A, Class C and Class I shares of the Acquired Fund received Class A, Class C and Class I shares of the Acquiring Fund (with holders of Class B shares of the Acquired Fund receiving Class A shares of the Acquiring Fund), respectively, in each case in an amount equal to the aggregate net asset value of their respective investment in the Acquired Fund at the time of the Reorganization. The Acquired Fund distributed such Acquiring Fund shares among its respective shareholders, and thereafter was terminated as a series of Dreyfus Manger Funds I.

A copy of the Plan was filed on April 21, 2011 as part of the Acquiring Fund’s Registration Statement under the Securities Act of 1933, as amended, on Form N-14.

ITEM 77M(3)

Dreyfus Research Growth Fund, Inc.

Registration No. 811-1899

Sub-Item 77M and 77Q1(g)

During the reporting period ended February 29, 2012, Dreyfus Research Growth Fund, Inc. (the “Acquiring Fund”), was the surviving entity of a reorganization with Dreyfus Equity Growth Fund (the “Acquired Fund”), a series of Dreyfus Funds, Inc.

On April 7, 2011 and April 12, 2011, respectively, the Boards of Dreyfus Research Growth Fund, Inc. and the Acquired Fund considered the reorganization and approved an Agreement and Plan of Reorganization (the “Plan”) providing for the transfer of all assets, subject to liabilities, of the Acquired Fund in exchange for the Acquiring Fund’s shares having an aggregate net asset value of the Acquired Fund’s shares as described below (the “Reorganization”).

At a Special Meeting of Shareholders of the Acquired Fund held on September 15, 2011, shareholders of the Acquired Fund voted to approve the Plan with respect to their Fund. The votes of the Acquiring Fund’s shareholders were not solicited since their approval or consent was not required for the Reorganization.

After the close of business on November 14, 2011, the Reorganization of the Acquired Fund was consummated with respect to its Plan. Holders of Class A, Class C and Class I shares of the Acquired Fund received Class A, Class C and Class I shares of the Acquiring Fund (with holders of Class B and Class F shares of the Acquired Fund receiving Class A and Z shares, respectively, of the Acquiring Fund), respectively, in each case in an amount equal to the aggregate net asset value of their respective investment in the Acquired Fund at the time of the Reorganization. The Acquired Fund distributed such Acquiring Fund shares among its respective shareholders, and thereafter was terminated as a series of Dreyfus Funds, Inc.

A copy of the Plan was filed on April 21, 2011 as part of the Acquiring Fund’s Registration Statement under the Securities Act of 1933, as amended, on Form N-14.